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                                                                   Exhibit 10.25

                       KINNEVIK MEDIA PROPERTIES LTD.
                             805 Third Avenue
                                8th Floor
                         New York, New York 10022

                                                 July 8, 1997

Odyssey Pictures Corporation
(f/k/a Communications & Entertainment Corp.)
421 West 54th Street, 4th Floor
New York, New York  10019

Gentlemen:

            In accordance with our discussions, set forth below are the essential deal terms of the agreement by and between Kinnevik Media Properties, Ltd. ("KMP") and Odyssey Pictures Corporation (f/k/a
Communications & Entertainment Corp.) ("OPC") concerning KMP's purchase of 500,000 shares of OPC Senior PIK Redeemable and Convertible Preferred Stock, Series ____ (the "Preferred Stock").

            The essential deal terms of our agreement are as follows.

            1. KMP agrees to purchase 500,000 shares of OPC $1.00 par value Preferred Stock at a price of $1.00 per share. 250,000 shares of Preferred Stock will be purchased at closing; 125,000 will be purchased 90 days after closing; and 125,000 will be purchased 270 days after closing.

            2. The Preferred Stock will bear interest at the rate of 10% per annum and will be paid-in-kind (i.e., by the issuance of additional shares of Preferred Stock) semi-annually at par value per share.

            3. The Preferred Stock will be convertible at any time during the five (5) year term commencing at closing, at the option of KMP. Each share of Preferred Stock will be convertible into one share of common stock of OPC. The OPC common stock reserved for the foregoing conversion right (sufficient to cover the initial shares of Preferred Stock issued as well as future

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PIK dividend shares) shall have most favored nations piggy-back registration rights with respect to any registration of OPC shares from and after the closing.

            4. The Preferred Stock will be subject to call and redemption by OPC at a price of $1.25 per share in the event OPC's common stock trades at a price of $2.00 or more for a period of twenty consecutive trading days. The Preferred Stock shall be senior to all other equity of OPC and, except as otherwise provided herein, the terms of the Preferred Stock shall be customary for transactions of this sort.

            5. In partial consideration for this investment, OPC shall endeavor to do the following during the initial 5 year term:

                  a) grant to KMP, on mutually acceptable terms, television distribution rights to motion pictures owned or controlled, or to be owned or controlled by OPC (KMP acknowledges that OPC is in the business of motion picture distribution and that OPC may and shall grant to third parties television distribution rights to OPC's pictures in conjunction with OPC distribution efforts).

                  b) OPC shall endeavor to secure television distribution rights for KMP from third party sources.

                  c) OPC shall endeavor to introduce various projects that would be of interest to KMP.

            As and when KMP acquires rights resulting from OPC's efforts hereunder, the parties shall mutually determine the value of such services and such agreed upon value shall serve to redeem shares of the Preferred Stock that have been issued to KMP, if any, at the rate of one share for each dollar of agreed upon value.

            6. In addition to anything else contained herein, KMP's obligation to close this transaction is subject to its accountant's reviewing and confirming that the structure of this investment will not, in their sole discretion, adversely affect KMP's financial structure or financial reporting requirements. In the event that KMP's accountant's object to the structure of this investment, the parties agree to use their reasonable efforts to develop a mutually acceptable alternative structure.

            7. The closing of this transaction is intended to occur on or before August 15, 1997 (provided that the closing may be adjourned by either party for up to 30 days thereafter) at the offices of Pavia Harcourt.


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            This letter, when signed by KMP and OPC shall serve as a binding agreement subject only to KMP's conclusion of its due diligence review and the approval of KMP's Board of Directors.

            We agree that we may enter into a long-form agreement with respect to these matters as soon hereafter as reasonably practicable, which shall not in any event be inconsistent with any of the terms of this letter agreement. Such agreement will include customary, standard provisions with respect to such matters as representations, warranties, arbitration, and the like, all subject to good faith negotiation between the parties. It is further agreed, however, that until such time as such long form agreement shall have been executed by both parties, (a) this letter agreement shall be binding upon both of us and (b) both parties shall have the applicable rights and obligations arising out of customary representations, warranties and arbitration.


                                       Very truly yours,

                                       KINNEVIK MEDIA PROPERTIES, LTD.


                                       By:  /s/ Joseph E. Kovacs
                                          -------------------------------------
                                          Joseph E. Kovacs
                                          President



                                       AGREED TO AND ACCEPTED:

                                       ODYSSEY PICTURES CORPORATION

                                       By: /s/ Ira Smith, President
                                          -------------------------------------



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                       KINNEVIK MEDIA PROPERTIES LTD.
                             805 Third Avenue
                                8th Floor
                         New York, New York 10022

                                                 July 8, 1997

Odyssey Pictures Corporation
(f/k/a Communications & Entertainment Corp.)
421 West 54th Street, 4th Floor
New York, New York  10019

Gentlemen:

            We refer to the deal memo letter agreement being entered into by Kinnevik Media Properties, Ltd. ("KMP") and Odyssey Pictures Corporation (f/k/a Communications & Entertainment Corp.) (hereinafter defined as "OPC"), dated as of the date hereof, relating to KMP's purchase of 500,000 shares of OPC Preferred Stock (the "Preferred Stock Letter Agreement").

            In consideration of the parties entering into the aforesaid deal memo letter agreement, KMP hereby agrees to advance OPC the sum of $100,000, payable simultaneously with, and conditioned upon, the execution of the foregoing letter agreement.

            The Advance shall be credited at KMP's election at any time on or before the closing towards KMP's obligation to pay OPC any amounts due it under (a) the Preferred Stock Letter Agreement or (b) the October 7, 1996 Agreement by and between KMP and OPC, Odyssey Distributors Ltd. and Odyssey Distributors B.V. (the "1996 Agreement"). The Advance shall bear interest at prime plus 1% until such sum is applied towards KMP's obligation in accordance with the preceding sentence.

            Nothing contained herein (including the payment of the Advance to OPC and the application, or not, of the Advance as a credit to other amounts due OPC or its affiliates) shall be deemed to be a waiver of either party's rights or remedies under the 1996 Agreement or otherwise, all of which rights and remedies are hereby specifically reserved.


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            We agree that we may enter into a long-form agreement with respect to these matters as soon hereafter as reasonably practicable, which shall not in any event be inconsistent with any of the terms of this letter agreement. Such agreement will include customary, standard provisions with respect to such matters as representations, warranties, arbitration, and the like, all subject to good faith negotiation between the parties. It is further agreed, however, that until such time as such long form agreement shall have been executed by both parties, (a) this letter agreement shall be binding upon both of us and (b) both parties shall have the applicable rights and obligations arising out of customary representations, warranties and arbitration.

            If this meets with your understanding, please sign where indicated below.


                                           Very truly yours,

                                           /s/ Joseph E. Kovacs

                                           Joseph E. Kovacs
                                           President


AGREED TO AND ACCEPTED:

ODYSSEY PICTURES CORPORATION


By: /s/ Ira Smith, President
   -------------------------------------